MARSH USA, INC
ATTN: Maria E. Cardona
1166 AVE OF AMERICAS 37F
NEW YORK, NY 10036

INSURED:	THE DREYFUS FUND INCORPORATED
PRODUCT:	DFIBond
POLICY NO:	82307667
TRANSACTION:	ENDT

FEDERAL INSURANCE COMPANY
Endorsement No:	6
Bond Number:	82307667
NAME OF ASSURED: THE DREYFUS FUND INCORPORATED

NAME OF ASSURED ENDORSEMENT
It is agreed that the NAME OF ASSURED in the DECLARATIONS is amended to read as follows:
THE DREYFUS FUND INCORPORATED
(AND OTHER INSUREDS INCLUDED BY ENDORSEMENT AS PER PRIMARY BOND)

This Endorsement applies to loss discovered after 12:01 a.m. on January 31, 2013.
ALL OTHER TERMS AND CONDITIONS OF THIS BOND REMAIN UNCHANGED.

Date: July 2, 2013

Excess Bond
Form 17-02-0949 (Rev. 1-97)	Page 1